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                                                                      EXHIBIT 21

                                  Subsidiaries
                                  ------------



                                                           State of
     Corporate Name                                    Incorporation
     --------------                                    -------------

Subsidiaries of Registrant:

         Frisch Kentucky, Inc.                         Kentucky
         Frisch Indiana, Inc.                          Indiana
         Frisch Florida, Inc.                          Florida
         Frisch Ohio, Inc.                             Ohio